Exhibit 10.5

ARYA SCIENCES ACQUISITION CORP.

c/o Perceptive Advisors

51 Astor Place, 10th Floor

New York, NY 10003

October 10, 2018

ARYA Sciences Holdings

c/o Perceptive Advisors

51 Astor Place, 10th Floor

New York, NY 10003

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of ARYA Sciences Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), ARYA Sciences Holdings shall make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 51 Astor Place, 10th Floor, New York, NY 10003 (or any successor location). In exchange therefore, the Company shall pay ARYA Sciences Holdings a sum not to exceed $10,000 per month, respectively, on the Effective Date and continuing monthly thereafter until the Termination Date. ARYA Sciences Holdings hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

ARYA SCIENCES ACQUISITION CORP.

By:	/s/ James Mannix
Name:	James Mannix
Title:	Secretary

AGREED TO AND ACCEPTED BY:

ARYA SCIENCES HOLDINGS

By:	/s/ James Mannix
Name:	James Mannix
Title:	Secretary